                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 PLATINUM ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
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         filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 1999
                            ------------------------

To the Stockholders of

  Platinum Entertainment, Inc.:

    The Annual Meeting of Stockholders of Platinum Entertainment, Inc. (the "Company") will be held at 10:00 a.m., Chicago time, on June 8, 1999 at the offices of the Company, 2001 Butterfield Road, Suite 1400, Downers Grove, Illinois 60515, for the following purposes:

    (1) To elect three Class III directors to the Company's Board of Directors for a term of two years and to elect four Class I directors to the Company's Board of Directors for a term of three years;

    (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company's financial statements for the fiscal year ending December 31, 1999; and

    (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the closed of business on April 21, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,

                                                   [LOGO]

                                          Steven Devick
                                          CHAIRMAN OF THE BOARD

Downers Grove, Illinois

May 17, 1999

 ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE. YOUR PROXY CAN BE WITHDRAWN AT ANY TIME BEFORE IT IS VOTED.

                          PLATINUM ENTERTAINMENT, INC.
                       2001 BUTTERFIELD ROAD, SUITE 1400
                         DOWNERS GROVE, ILLINOIS 60515
                                 (630) 769-0033

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or "Board") of Platinum Entertainment, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Chicago time, Tuesday, June 8, 1999, at the offices of the Company, 2001 Butterfield Road, Suite 1400, Downers Grove, Illinois 60515, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first released to stockholders on or about May 17, 1999.

    RECORD DATE AND OUTSTANDING SHARES--The Board of Directors has fixed the close of business on April 21, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 6,791,485 shares of Common Stock, par value $.001 per share ("Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters coming before the Annual Meeting.

    VOTING OF PROXIES--Steven Devick and Douglas C. Laux, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Each of Messrs. Devick and Laux is an officer and director of the Company. The shares represented by each executed and returned proxy will be voted and such vote will be in accordance with the directions indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting, and so far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may revoke a previously executed proxy by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

    REQUIRED VOTE--A plurality of the shares voted in person or by proxy is required to elect the nominees for directors. Stockholders will not be allowed to cumulate their votes in the election of directors. The affirmative vote of a majority of the shares voted affirmatively or negatively in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company's financial statements for the fiscal year ending December 31, 1999.

    QUORUM; ABSTENTIONS AND BROKER NON-VOTES--The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the voting on the proposals to elect directors and to ratify the appointment of the Company's independent auditors.

    ANNUAL REPORT TO STOCKHOLDERS--The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of eleven directors. Article Six of the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, three directors of Class III will be elected, each to be elected for a term of two years expiring at the 2001 Annual Meeting of Stockholders and four directors of Class I will be elected, each to be elected for a term of three years expiring at the 2002 Annual Meeting. All of the nominees are presently serving as directors of the Company.

    Two classes of directors are being elected at this Annual Meeting because during February 1998, the Company changed its fiscal year, formerly May 31, to a calendar year, effective December 31, 1997. As a result, the Company did not hold an Annual Meeting of Stockholders in 1998. The three directors of Class III who would have been up for election had the Company held an Annual Meeting in 1998 are being elected at this Annual Meeting.

    The Board of Directors recommends that the stockholders vote in favor of the election of the seven nominees named in this Proxy Statement to serve as directors of the Company.

    The four directors whose terms of office are not expiring will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

    If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

NOMINEES

    The names of the nominees for director, together with certain information concerning such nominees, are set forth below:

                                                                                                                    SERVED AS
NAME                                         CLASS         AGE                 POSITION WITH COMPANY             DIRECTOR SINCE
----------------------------------------     -----         ---      -------------------------------------------  ---------------
Steven Devick(1)........................      III              47   Chief Executive Officer, President and               1992
                                                                    Director
Craig J. Duchossois(1) (2)..............      III              54   Director                                             1994
Robert J. Morgado(1)....................      III              56   Director                                             1997
Douglas C. Laux.........................       I               46   Chief Operating Officer, Chief Financial             1996
                                                                    Officer and Director
David S. Bauman(2)......................       I               39   Director                                             1998
Paul L. Humenansky......................       I               41   Director                                             1992
Mark J. Schwartz(1).....................       I               41   Director                                             1997

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    Steven Devick is the founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since January 1992. On January 1, 1996, Mr. Devick assumed the additional office of President. Mr. Devick is also a director of Platinum technology International, inc. (Nasdaq: PLAT), a publicly-held software company not affiliated with the Company ("PTI"), of Blue Rhino Corporation (Nasdaq: RINO), a national cylinder exchange propane distribution company ("Blue Rhino"), and an officer and director of several privately-held companies. See "Compensation Committee Interlocks and Insider Participation."

    Craig Duchossois has been a Director of the Company since April 1994. Mr. Duchossois has been President and Chief Executive Officer of Duchossois Industries, Inc., a privately-held diversified manufacturing and service organization with headquarters in Elmhurst, Illinois, since 1986, and also serves as Chairman and Chief Executive Officer of Thrall Car Manufacturing Company, a privately-held company. Mr. Duchossois also serves as a director of Blue Rhino and as Chairman of the Board and a director of Bissell, Inc., a privately-held company, and as a director of LaSalle Bank N.A.

    Robert A. Morgado has been a Director of the Company since December 1997. Mr. Morgado is the Chairman of Maroley Media Group LLC, a private equity firm he founded in 1995. Maroley Media focuses on global media and entertainment investments. A music industry veteran, Mr. Morgado joined Warner Communications, Inc. in 1982. In January 1990, with the creation of Time Warner, Inc., he became the Chairman and Chief Executive Officer Executive Officer of the Warner Music Group, a position he held until June 1995. Mr. Morgado serves as a director of Activision, a publicly-held company (Nasdaq: ATVI), and serves on the boards of several privately-held companies.

    Douglas C. Laux has served the Company as Chief Financial Officer and as a Director since September 1995, and as Chief Operating Officer since January 1999. From October 1986 until he joined the Company, Mr. Laux was a partner in the accounting firm of Ernst & Young, LLP.

    David S. Bauman has been a Director of the Company since August 1998. Mr. Bauman is the President, Chief Executive Officer and a Director of Vcall, Inc., an internet broadcasting company, located in Philadelphia, PA, where he has worked since October 1997. Mr. Bauman also presently serves as a principal of Palladin Capital Group, Inc. From August 1992 until June 1997, Mr. Bauman served as Senior Vice President, and former Vice President of American Express Company. He also serves on the board of a privately-held company.

    Paul L. Humenansky has been a Director of the Company since March 1992. Mr. Humenansky is a founder and director of PTI, and was appointed Chief Operations Officer of PTI in January 1993. Mr. Humenansky also served as PTI's Executive Vice President, Product Development from 1987 until 1992. Before co-founding PTI, Mr. Humenansky served as the product manager for DBMS, Inc., a major international software enterprise. His previous experience also includes the position of vice president of FMG, Inc., a personal computer products company. Mr. Humenansky is also the co-founder of The Digital Schoolhouse Foundation and the Platinum Wildlife Foundation. Mr. Humenansky serves on the boards of two privately-held companies.

    Mark J. Schwartz has been a Director of the Company since December 1997. Mr. Schwartz is President and Chief Executive Officer of Palladin Capital Group, Inc., a position he has held since August 1997. Mr. Schwartz previously served as the President since March 1997, and a Managing Director, since April 1994, of Rosecliff, Inc. Mr. Schwartz was a member of the Investment Banking Division of Merrill Lynch & Co. from August 1985 to March 1994. Mr. Schwartz is a director of Jones Apparel Group, Inc. (NYSE: JNY) and an officer and a director of a number of privately-held companies. In March 1999, Jones Apparel Group, Inc. agreed to purchase Nine West Group, Inc. Upon completion of the acquisition, Mr. Schwartz will become the Chairman and Chief Executive Officer of Nine West Group, Inc.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS CLASS I AND CLASS III DIRECTORS.

OTHER DIRECTORS

    The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                                                                                                     SERVED AS        TERM
NAME                                                              AGE      POSITION WITH COMPANY  DIRECTOR SINCE     EXPIRES
------------------------------------------------------------  -----------  ---------------------  ---------------  -----------
Michael P. Cullinane(1)(2)..................................          49           Director               1992           2000
Andrew J. Filipowski(1).....................................          48           Director               1992           2000
Carl D. Harnick(2)..........................................          64           Director               1997           2000
Geoffrey W. Holmes..........................................          53           Director               1998           2000

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

    Michael P. Cullinane has been a Director of the Company since March 1992. Mr. Cullinane joined PTI in 1988 as Senior Vice President and Chief Financial Officer, and was named Executive Vice President in March 1995. He has also served as PTI's Treasurer from April 1989 to October 1995 and as a Director since 1989. Mr. Cullinane serves as a director of Vasco Data Security International, Inc. (Nasdaq: VASCO) and Made2Manage Systems, Inc., a leading manufacturing software solutions developer (Nasdaq: MTMS), both publicly-held companies. See "Compensation Committee Interlocks and Insider Participation."

    Andrew J. Filipowski has served as a Director since January 1992. Mr. Filipowski is a co-founder of PTI and has been Chairman of the Board of Directors, President and Chief Executive Officer of PTI since its formation in April 1987. Mr. Filipowski serves as a director of Blue Rhino and System Software Associates, Inc. (Nasdaq: SSAX), a software services technology company, both publicly-held companies. Mr. Filipowski is also a director of several privately-held companies. See "Compensation Committee Interlocks and Insider Participation."

    Carl D. Harnick has been a Director of the Company since April 1998. Mr. Harnick is a consultant for Alpine Equity Partners, L.P., a service he has provided since October 1997. Mr. Harnick was previously a partner of the accounting firm Ernst & Young LLP since 1957, where he provided auditing and other accounting services to clients in the entertainment and venture capital industries.

    Geoffrey W. Holmes has been a Director of the Company since November 1998. He is the President of Summit Properties International, Inc., where he has been employed since 1996. From 1993 to 1996, Mr. Holmes was Senior Vice President/Technology of Time Warner, Inc. and Chairman and Chief Executive Officer of Time Warner Interactive.

DIRECTOR COMPENSATION

    The Company's non-employee Directors do not receive any cash compensation for their services; however, the Company reimburses such Directors for travel expenses incurred in connection with their activities on behalf of the Company. In June 1994, Messrs. Cullinane, Duchossois and Humenansky were each granted options to purchase 4,000 shares of Common Stock pursuant to the Company's 1995 Directors Stock Option Plan (the "Directors Plan"). In April 1995 and March 1996, Messrs. Cullinane, Duchossois, Filipowski and Humenansky were each granted options to purchase 4,000 and 15,000 shares of Common Stock, respectively, pursuant to the Company's 1995 Employee Incentive Compensation Plan (the "Compensation Plan"). In January 1997, Messrs. Cullinane, Duchossois, Filipowski and Humenansky were each granted options to purchase 15,000 shares of Common Stock pursuant to the Directors Plan. In August 1998, Messrs. Bauman, Cullinane, Duchossois Filipowski, Harnick, Humenansky, Morgado and Schwartz were each granted 8,700 options to purchase Common Stock pursuant to the Directors Plan.

MEETINGS

    During the year ended December 31, 1998, the Board of Directors held seven formal meetings. Each current Director attended at least 75% of the aggregate of the number of board meetings held during his term of office, and the total number of meetings of committees on which he or she served that were held during the fiscal year ended December 31, 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Messrs. Bauman, Cullinane, Duchossois and Harnick. The Compensation Committee currently consists of Messrs. Devick, Cullinane, Duchossois, Filipowski, Morgado and Schwartz. The Board of Directors may establish such other committees as deemed necessary and appropriate from time to time. The Company does not have a nominating committee.

    The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accounts, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one formal meeting in fiscal 1998.

    The Compensation Committee determines the compensation of the Company's executive officers and the members of the Compensation Committee who are not employees of the Company make determinations as to the grant of options to purchase shares of the Company's stock under the Company's stock option plans. The Compensation Committee held one formal meeting in fiscal 1998.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying executive officers of the Company who are not identified in the tables entitled "Election of Directors--Nominees" or "--Other Directors."

NAME                                        AGE                                   POSITION
--------------------------------------  -----------  ------------------------------------------------------------------
Thomas R. Leavens.....................          50   Chief General Counsel and Senior Executive Vice President
Lynne Hoffman-Engel...................          46   Executive Vice President, Sales and Marketing
Michael Olsen.........................          41   Executive Vice President

    Mr. Leavens has been the Chief General Counsel of the Company since September 1992 and Senior Vice President of the Company since January 1999 and was also the Chief Operating Officer until January 1999. From December 1986 until he joined the Company, Mr. Leavens was a partner in the law firm McBride, Baker & Coles.

    Ms. Hoffman-Engel joined the Company as its Senior Vice President, Sales and Marketing in June 1996. In September 1997, Ms. Hoffman-Engel was promoted to Executive Vice President, Sales and Marketing. Prior to joining the Company, from 1993 to 1996, Ms. Hoffman-Engel served as Senior Vice President, Sales and Marketing, Classics and Jazz for PolyGram, and from 1987 to 1993 as Vice President for London Records, a PolyGram label.

    Mr. Olsen has been Executive Vice President of the Company since January 1997 when the Company purchased the assets of Intersound, Inc. Mr. Olsen joined Intersound, Inc. in December 1988. Prior to joining Intersound, Inc., Mr. Olsen worked as Vice President and General Manager of the Denver Symphony Orchestra and was previously on the faculty of Yale University.

    The Board of Directors elects officers annually and such officers serve at the discretion of the Board. Each of Messrs. Devick, Laux, Leavens, Olsen and Ms. Hoffman-Engel has an employment agreement with the Company. See "Executive Compensation--Employment Agreements." There are no family relationships among any of the directors or officers of the Company.

SECTION 16(A) COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, during fiscal 1998 all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons, except that Messrs. Bauman and Holmes were delinquent in timely filing a Form 3. Such filings have since been completed.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

    The following table provides information concerning the annual and long-term compensation for services rendered to the Company during the fiscal year ended December 31, 1998 to its chief executive officer and the four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during such period (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                                                                                        LONG TERM
                                                                                                                       COMPENSATION
                                                                                                                          AWARDS
                                                                                                                       ------------
                                                                                               ANNUAL COMPENSATION      SECURITIES
                                                                                              ----------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                                                     PERIOD        SALARY ($)   BONUS ($)   OPTIONS (#)
-------------------------------------------------------------------------  -----------------  ----------   ---------   ------------
Steven Devick............................................................  Fiscal 1998         625,000      156,250(1)   350,000(3)
  President and Chief Executive Officer                                    06/01/97-12/31/97   329,399      156,250(2)   401,734
                                                                           06/01/96-05/31/97   570,263        --         200,000(4)
                                                                                                                         268,044
                                                                           06/01/95-05/31/96   275,000(5)     --         200,000

Douglas C. Laux..........................................................  Fiscal 1998         300,000       75,000(1)   150,000(2)
  Chief Financial Officer,                                                 06/01/97-12/31/97   146,775       62,500(2)   125,000
  Chief Operating Officer                                                                                                 39,000(7)
  and Secretary(6)                                                                                                       117,300(8)
                                                                           06/01/96-05/31/97   252,911        --         125,000
                                                                           06/01/95-05/31/96   139,055        --         156,300

Thomas R. Leavens........................................................  Fiscal 1998         250,000       62,500(1)    55,000(3)
  Chief General Counsel                                                    06/01/97-12/31/97   134,615       50,000(2)    75,000
  and Senior Executive                                                     06/01/96-05/31/97   200,483        --          55,000
  Vice President                                                           06/01/95-05/31/96   161,198        --          40,000

Lynne Hoffman-Engel......................................................  Fiscal 1998         250,000       50,000        2,320
  Executive Vice President(9)                                              06/01/97-12/31/97   134,615       25,000       20,000
                                                                           06/01/96-05/31/97   245,192       25,000       20,000

Mike Olsen...............................................................  Fiscal 1998         175,000        --          11,600
  Executive Vice President(10)                                             06/01/97-12/31/97    79,498        --          20,000
                                                                           06/01/96-05/31/97    55,684        --          --

------------------------

(1) This amount represents a bonus for the twelve months ended May 31, 1998. In order to align payment of bonuses with the Company's new fiscal year end, a bonus for the period from May 31, 1998, through December 31, 1998, will be prorated for such seven month period.

(2) This amount represents a bonus for the twelve months ended May 31, 1997.

(3) This option becomes exercisable in full in the event that the daily closing trading price per share of Common Stock is equal to or greater than $15.00 per share for 30 consecutive or nonconsecutive days prior to February 7, 2000.

(4) Options to purchase 200,000 shares of Common Stock granted to Mr. Devick during April 1996 were cancelled and replaced with options to purchase 200,000 shares of Common Stock during February 1997 in connection with a repricing transaction effected in consideration of a personal guaranty of Mr. Devick of borrowings made by the Company.

(5) Effective January 1, 1996, Mr. Devick assumed the additional office of President and his annual salary was set at $275,000. Of this amount, $227,038 was paid in shares of Common Stock, valued based on the closing trading price of the Common Stock on the Nasdaq National Market on May 14, 1996 which was $13.00 per share.

(6) Mr. Laux joined the Company in September 1995.

(7) Options to purchase 39,000 shares of Common Stock granted to Mr. Laux during September 1995 were cancelled and replaced with options to purchase 39,000 shares of Common Stock during June 1997 in connection with a repricing transaction effected in consideration of financial assistance provided by Mr. Laux to the Company. Upon exercise of these stock options, Mr. Laux will receive a cash bonus equal to the exercise price which is $6.00 per share.

(8) Options to purchase 117,300 shares of Common Stock granted to Mr. Laux during April 1996 were cancelled and replaced with options to purchase 117,300 shares of Common Stock during June 1997 in connection with a repricing transaction effected in consideration of financial assistance provided by Mr. Laux to the Company.

(9) Ms. Hoffman-Engel joined the Company on July 1, 1996.

(10) Mr. Olsen joined the Company on January 31, 1997.

    OPTION GRANTS IN LAST FISCAL YEAR--The following table provides information on grants of stock options during the fiscal year ended December 31, 1998, to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during fiscal 1998.

                                                         INDIVIDUAL GRANTS
                                       -----------------------------------------------------
                                                     PERCENT OF                                POTENTIAL REALIZABLE
                                        NUMBER OF       TOTAL                                    VALUE AT ASSUMED
                                        SECURITIES     OPTIONS                                ANNUAL RATES OF STOCK
                                        UNDERLYING   GRANTED TO                               PRICE APPRECIATION FOR
                                         OPTIONS      EMPLOYEES    EXERCISE OR                    OPTION TERM(3)
                                         GRANTED      IN FISCAL    BASE PRICE    EXPIRATION   ----------------------
NAME                                      (#)(1)       YEAR(2)       ($/SH)         DATE        5% ($)     10% ($)
-------------------------------------  ------------  -----------  -------------  -----------  ----------  ----------

Steven Devick........................    350,000(4)       53.6%         6.875        8/6/08    1,513,278   3,834,943
Douglas C. Laux......................    150,000(4)       23.0%         6.875        8/6/08      648,548   1,643,547
Thomas R. Leavens....................     55,000(4)        8.4%         6.875        8/6/08      237,801     602,634
Lynne Hoffman-Engel..................      2,320(5)        0.4%         6.875        8/6/08       10,031      25,420
Michael Olsen........................     11,600(5)        1.8%         6.875        8/6/08       50,154     127,101

------------------------

(1) Each of these options was granted pursuant to the 1995 Employee Incentive Compensation Plan and is subject to the terms of such plan as described below. All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant as determined by the Compensation Committee of the Board of Directors of the Company.

(2) Does not include the grant of options to purchase 78,300 shares of Common Stock to non-employee directors under the 1995 Employee Incentive Compensation Plan.

(3) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term of ten years. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection for future increases in the price of its Common Stock.

(4) This option becomes exercisable in full in the event that the daily closing trading price per share of Common Stock is equal to or greater than $15.00 per share for 30 consecutive or nonconsecutive days prior to February 7, 2000.

(5) One third of these options become exercisable annually beginning on August 6, 1999.

    FISCAL YEAR-END OPTION VALUES--The following table sets forth for the Named Executive Officers information concerning the value of unexercised stock options at December 31, 1998. No stock options were exercised during the fiscal year ended December 31, 1998.

                                                      NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT              IN-THE-MONEY
                                                                FISCAL                    OPTIONS AT FISCAL
                                                             YEAR-END (#)                  YEAR-END (1)($)
                                                      ---------------------------  -------------------------------
NAME                                                   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----------------------------------------------------  ---------------------------  -------------------------------
Steven Devick.......................................          894,744/533,334                349,861/206,251
Douglas C. Laux.....................................          200,533/355,767                146,166/170,271(2)
Thomas R. Leavens...................................          110,000/155,000                 204,583/79,167
Lynne Hoffman-Engel.................................            20,000/22,320                  19,167/25,833
Michael Olsen.......................................             6,667/24,933                    4,167/8,333

------------------------

(1) The value per option is calculated by subtracting the exercise price from the closing trading price of the Common Stock on the Nasdaq National Market on December 31, 1998 of $6.625 per share.

(2) Upon exercise of certain of these options (exercisable for 39,000 shares of Common Stock at an exercise price of $6.00 per share), Mr. Laux will receive a cash bonus equal to the exercise price.

EMPLOYMENT AGREEMENTS

    On June 1, 1997, the Company entered into a three year employment agreement with Steven Devick, for the position of Chief Executive Officer of the Company. Unless terminated or not renewed by the Company or Mr. Devick, the term of the agreement will continue after the initial three-year term on a year-to-year basis. The agreement provides for an annual base salary of $625,000 plus certain bonus compensation. A bonus is payable to Mr. Devick during each fiscal year equal to the sum of (i) a base bonus equal to 25% of his base salary for such fiscal year; provided, however, that the base bonus shall be payable only if the Company's revenues for such fiscal year are greater than or equal to 125% of revenues for the previous fiscal year and (ii) an additional bonus equal to the product of (A) his base salary for such fiscal year and (B) the amount obtained by dividing (x) the amount by which revenues for such fiscal year exceed revenues for the previous fiscal year by (y) revenues for the previous fiscal year; provided, however, that the additional bonus shall only be payable if the Company achieves earnings before interest, taxes, depreciation and amortization (EBITDA) in such fiscal year greater than or equal to the plan approved by the Board of Directors for such fiscal year and the Company's earnings per share in such year are greater than or equal to those projected by the Company's primary outside analyst, as adjusted for material events occurring in such year. Mr. Devick's employment agreement also provides for continuation of his salary, bonus and fringe benefits for three years following termination of employment if Mr. Devick (i) is terminated by the Company without Good Cause (as defined below), (ii) terminates his employment for Good Reason (as defined below) or
(iii) is notified by the Company of its intent not to extend the agreement beyond its initial term. Termination of Mr. Devick shall be deemed to have been for Good Cause only if the termination was as a result of an act or acts of dishonesty by Mr. Devick which the Board of Directors reasonably believes constitute a felony which resulted directly or indirectly in gain to or personal enrichment of Mr. Devick at the Company's expense, or (b) an act or acts by Mr. Devick which the Board of Directors reasonably believes constitute a felony and as a result of which the continued employment of Mr. Devick by the Company will have an adverse effect on the Company's business. So long as Mr. Devick does not engage in conduct giving rise to the right to terminate employment for Good Cause, Good Reason includes (i) the failure to elect the executive to the office previously held, the removal of the executive of any additional duties or responsibilities or a reduction in the executive's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position; (ii) a relocation by the Company of the executive's place of employment beyond a specified area; (iii) material breach by the Company of the agreement; (iv) a purported termination of executive's employment in contravention of the notice provisions of the agreement and (v) the occurrence of a change in control of the Company.

    On June 1, 1997, the Company entered into employment agreements with Douglas
C. Laux, for the position of Chief Financial Officer, and Thomas R. Leavens, for the position of General Counsel. Each of the agreements is for a three-year term, subject to renewal on a year-to-year basis unless terminated or not renewed by the Company or the executive. The agreements provide for annual salaries of $300,000 for Mr. Laux and $250,000 for Mr. Leavens, plus certain bonus compensation. A bonus and an additional bonus may be payable to each of Mr. Laux and Mr. Leavens based on the identical terms as described above in Mr. Devick's agreement. The employment agreements contain severance provisions substantially identical to those contained in Mr. Devick's agreement except that the severance periods for Messrs. Laux and Leavens extend until the later of (i) the end of the term of employment agreement and (ii) the first anniversary of the date of executive's termination.

    In addition, under a previous employment agreement with the Company, Mr. Laux was granted options to purchase 39,000 shares of Common Stock at an exercise price of $6.00 per share of Common Stock, becoming exercisable in three equal annual increments beginning July 25, 1996. Such agreement further provides that upon the exercise by Mr. Laux of any such options, he will be entitled to receive a cash bonus equal to the exercise price.

    During February 1998, the Board of Directors resolved by unanimous consent to change the Company's fiscal year, formerly May 31, to a calendar year, effective December 31, 1997. Accordingly, a bonus was paid to each of Messrs. Devick, Laux and Leavens for the twelve month periods ended May 31, 1997 and May 31, 1998. Bonuses for the period from May 31, 1998, through December 31, 1998, will be prorated for such seven month period.

    On December 12, 1997, Messrs. Devick, Laux and Leavens' employment agreements were amended to amend the definition of Change of Control such that a Change in Control would not be deemed to have occurred upon or as a result of
(i) the issuance of Series B Preferred Stock of the Company or warrants to purchase Common Stock of the Company in connection with the Investment Agreement dated October 12, 1997, and amended by letter amendments dated October 28, 1997, October 30, 1997, and November 26, 1997 (the "Investment Agreement"), between the Company and the purchasers named therein (the "Purchasers"), (ii) upon the acquisition of any shares of Common Stock of the Company pursuant to the Investment Agreement, (iii) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to the Investment Agreement, (iv) upon the exercise of any rights and privileges granted to the holders of the Series B Preferred Stock pursuant to the Certificate of Designations creating the terms of the Series B Preferred Stock, or (v) otherwise as a result of the equity ownership or designation of directors by the Purchasers or their affiliates, employees, partners or members.

    The Company entered into an employment agreement on July 1, 1996, with Lynne Hoffman-Engel pursuant to which Ms. Hoffman-Engel became Senior Vice President, Sales and Marketing of the Company. In September 1997, she was promoted to Executive Vice President, Sales and Marketing. The term of Ms. Hoffman-Engel's employment is for a period of three years and four months. The agreement provides for an annual base salary of $250,000 plus a bonus in the amount of $25,000 and further incentive compensation (determined and based on an annual basis) for achieving sales results that meet performance goals established from time to time by the Company. Under the agreement, the Company also granted Ms. Hoffman-Engel an option to purchase 20,000 shares of Common Stock pursuant to the Company's Compensation Plan.

    Mr. Olsen has an employment agreement with the Company dated February 1, 1997 and amended effective June 29, 1998, pursuant to which Mr. Olsen is an Executive Vice President of the Company. The term of Mr. Olsen's employment is for a period of three years. The agreement provides for an annual base salary of $200,000. Under the agreement, the Company granted Mr. Olsen an option to purchase 20,000 shares of Common Stock ("Purchase Option") pursuant to the Company's Compensation Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors sets and administers the policies that govern the annual and long-term compensation of executive officers of the Company. The non-employee members of the Compensation Committee (the "Incentive Plan Committee"), based in part on recommendations by Mr. Devick, make all decisions concerning awards of stock options under the Company's stock option plans, except the non-discretionary plan for non-employee directors. Mr. Devick does not participate in the Compensation Committee's determinations with respect to his own compensation.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

    The Compensation Committee aims to provide competitive levels of compensation that relate compensation with the Company's annual and long-term performance goals, reward outstanding corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options, and cash bonus awards. In making its determination, the Compensation Committee utilizes outside information to obtain compensation information concerning comparable companies in the entertainment industry.

BASE SALARIES

    The base salaries for Messrs. Devick, Laux, Leavens, Olsen and Ms. Hoffman-Engel were determined by the Compensation Committee and are governed by the terms of their respective employment agreements with the Company. See "Executive Compensation--Employment Agreements." In establishing the terms of the employment agreements for these officers, the Compensation Committee discussed and considered the significant contributions made to the Company by these key officers, including the signing of new artists to the Company's labels, sales accomplishments, contributions to the Company's acquisition of capital financing, the importance of such contributions to the Company, and the compensation packages of other executive officers in the record industry.

INCENTIVE STOCK OPTIONS

    Stock options are granted to executive officers and other employees of the Company as a means of providing long-term incentives. The Compensation Committee believes that stock options encourage improved performance by the Company's employees, including its officers, and align the interests of the Company's employees with the interests of the Company's stockholders. Stock options were granted to Messrs. Devick, Laux, Leavens, Olsen and Ms. Hoffman-Engel based on their employment classification in the Company and the same criteria as were used for setting base salaries.

CASH BONUS AWARDS

    In addition to bonuses, if any, payable under employment agreements, the Compensation Committee considers on an annual basis whether to pay discretionary cash bonuses to some or all of the Company's employees, including the Company's executive officers. In fiscal 1998, a discretionary bonus of $25,000, which was accrued from fiscal 1997, was paid to Ms. Hoffman-Engel to compensate her for achieving sales results that exceeded her performance goals established by the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary and bonus for Mr. Devick for fiscal 1998 was governed by the term of his employment agreement dated June 1, 1997. Pursuant to such agreement, Mr. Devick's annual salary was set at $625,000 plus an annual bonus subject to the terms of the agreement. See "Executive Compensation--Employment Agreements." Mr. Devick was awarded a $156,250 cash bonus during fiscal 1998. Mr. Devick was granted certain stock options to recognize fully his contributions, including the development of strategic business alliances and equity investments such as, musicmaker.com, Mr. Devick's contribution to the Company's A&R efforts, particularly his contributions to signing new artists to the Company's labels, the successful completion of equity financings, and to provide him with sufficient incentives to continue his efforts as Chief Executive Officer.

COMPLIANCE WITH SECTION 162(M)

    The Compensation Committee currently intends for any compensation paid to the Named Executive Officers to be tax deductible to the Company pursuant to
Section 162(m) ("Section 162(m)") of the Code. Section 162(m) provides that compensation paid to the Named Executive Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of outside directors and is objective and the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. Consistent with this intention, the Compensation Plan was approved by the stockholders in 1996 and the Compensation Committee made all stock option awards to the Named Executive Officers for fiscal 1998 pursuant to the Compensation Plan. In the future, however, the Board may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in the Board's judgement, after considering the additional costs of not satisfying 162(m), such program is appropriate.

                             COMPENSATION COMMITTEE
                                 Steven Devick
                              Michael P. Cullinane
                                Craig Duchossois
                              Andrew J. Filipowski
                               Robert J. Morgado
                                Mark J. Schwartz

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Devick, Cullinane, Duchossois, Filipowski, Morgado and Schwartz are the members of the Company's Compensation Committee. Mr. Devick serves on the Compensation Committee of PTI, of which Mr. Filipowski is Chairman and Chief Executive Officer and Mr. Cullinane is Executive Vice President, Chief Financial Officer and Treasurer.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              PLATINUM ENTERTAINMENT, INC.        PEER GROUP        NASDAQ STOCK MARKET (U.S.)
3/96                                      $100             $100                              $100
5/96                                       129               97                               116
8/96                                       115               88                               107
11/96                                       65               91                               121
2/97                                        46               89                               122
5/97                                        43              100                               131
8/97                                        43              111                               149
11/97                                       50              121                               151
12/97                                       52              125                               148
3/98                                        56              140                               173
6/98                                        57              163                               178
9/98                                        55              169                               161
12/98                                       51              230                               208

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of April 15, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Executive Officers and (iv) all Company executive officers and directors as a group.

                                                                        AMOUNT AND NATURE OF     PERCENT OF
NAME AND ADDRESS                                                       BENEFICIAL OWNERSHIP(1)     CLASS
---------------------------------------------------------------------  -----------------------  ------------
Steven Devick (2)....................................................          1,743,534              21.0
MAC Music LLC (3)....................................................          2,016,000              22.9
SK-Palladin Partners, L.P. (4).......................................          2,016,000              22.9
Andrew J. Filipowski (5).............................................          1,058,347              14.5
Craig Duchossois (6).................................................            484,667               6.9
Special Situations (7)...............................................            416,665               6.1
Douglas Laux (8).....................................................            302,233               4.3
Geoffrey W. Holmes (9)...............................................            245,600               3.6
Thomas R. Leavens (10)...............................................            154,167               2.2
Robert A. Morgado (3)................................................            101,000               1.5
Carl D. Harnick (11).................................................             50,000                 *
Michael P. Cullinane (12)............................................             39,000                 *
Paul Humenansky (12).................................................             39,000                 *
Lynne Hoffman-Engel (13).............................................             20,000                 *
Mike Olsen (14)......................................................             13,333                 *
Mark J. Schwartz (4).................................................                 --                --
David Bauman.........................................................                 --                --
All Executive Officers and Directors as a Group
  (14 Persons)(2)(3)(4)(5)(6)(8)(9)(10)(11)(12)(13)(14)                        4,250,881              43.7

------------------------

 *  Less than one percent

 (1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

 (2) Includes 56,250 shares of Common Stock underlying a warrant to purchase Common Stock held in the name of Platinum Venture Partners II, L.P. ("PVP II") which is currently exercisable. Mr. Devick is an executive officer of the general partner of PVP II and in such capacity may be deemed to be a beneficial owner with respect to Common Stock of the Company held by PVP
     II. Includes 504,167 shares of Common Stock underlying a warrant to purchase Common Stock which is currently exercisable. Also includes 940,578 shares underlying stock options that are exercisable within 60 days. The address of Mr. Devick is c/o Platinum Entertainment, Inc., 2001 Butterfield Road, Downers Grove, Illinois 60515.

 (3) MAC Music L.L.C. ("MAC") shares voting and investment power with respect to 2,016,000 shares of Common Stock underlying a warrant to purchase Common Stock issued by the Company to MAC which is currently exercisable. Alpine Equity Partners, L.P. ("AEP, LP") and Maroley Media Group, L.L.C. ("Maroley") are the managing members of MAC. Alpine Equity Partners, L.L.C. ("AEP, L.L.C.") is the general partner of AEP, L.P. The executive officers of AEP, LLC (the "AEP Executive Officers") are Oded Aboodi, Chairman, President and Chief Executive Officer, Richard D. Goldstein, Executive Vice President and Senior Managing Director, and Bruce M. Greenwald, Executive Vice President and Senior Managing Director. Messrs. Aboodi, Goldstein, and Greenwald, by virtue of their respective capacities as Chairman, Executive Vice President, and Executive Vice President, collectively have the ability to direct the investment and voting decisions of AEP, LLC and as such they may be deemed to have shared investment and voting discretion with respect to securities beneficially owned by AEP, LLC through AEP, LP. Accordingly, AEP, LP, AEP, LLC and Messrs. Aboodi, Goldstein and Greenwald, in their capacities as the AEP Executive Officers of AEP, LLC, each may be deemed a beneficial owner of the Common Stock beneficially owned by MAC. The principal business and principal offices of MAC, AEP, LP, AEP, LLC, Messrs. Aboodi, Goldstein and Greenwald is 1285 Avenue of the Americas, 21st Floor, New York, New York 10019. Mr. Morgado is the Chairman of Maroley. Mr. Morgado, by virtue of his capacity as a managing member of Maroley, has the ability to direct the investment and voting decisions of Maroley and as such Mr. Morgado may be deemed to have shared investment and voting discretion with respect to securities beneficially owned by Maroley. Accordingly, Maroley and Mr. Morgado each may be deemed a beneficial owner of Common Stock beneficially owned by MAC. In addition to the 2,016,000 shares of Common Stock over which Morgado and Maroley share voting and investment discretion as described above, each of Mr. Morgado and Maroley, respectively, has sole power to direct the voting and disposition of 101,000 shares and 100,000 shares, respectively, of Common Stock. The address of the principal business and principal offices of Maroley and Mr. Morgado is 70 East 55th Street, 26th Floor, New York, New York 10022.

 (4) SK-Palladin Partners, L.P. ("Palladin") shares voting and investment power with respect to 1,800,000 shares of Common Stock underlying a warrant to purchase Common Stock issued by the Company to Palladin which is currently exercisable. SK-Palladin Holdings, L.P. ("Palladin Holdings") is the general partner of SK-Palladin Partners, L.P. ("Palladin"). SK-Palladin Gen Par, Inc. ("Palladin Gen Par") is the general partner of Palladin Holdings. Mr. Schwartz is the sole executive officer of Palladin Gen Par in his capacity as Chief Executive Officer, President, Secretary and Treasurer. Mr. Schwartz, in his capacity as the sole executive officer and controlling stockholder of Palladin Gen Par has discretion to direct the investment and voting decisions of Palladin Gen Par and as such Mr. Schwartz may be deemed to have shared investment and voting discretion with respect to securities beneficially owned by Palladin Gen Par through Palladin Holdings and Palladin. Accordingly, Palladin Holdings, Palladin Gen Par and Mr. Schwartz in his capacity as the sole executive officer and controlling stockholder of Palladin Gen Par, each may be deemed a beneficial owner of the Common Stock owned by Palladin. The principal business and principal offices of Palladin, Palladin Holdings, Palladin Gen Par and Mr. Schwartz is One Rockefeller Plaza, 10th Floor, New York, New York 10020.

 (5) Includes 99,067 shares held by Platinum Venture Partners I, L.P. ("PVP I"). Mr. Filipowski is the President, Chief Executive Officer and a stockholder of the general partner of PVP I, and in such capacities may be deemed to have voting and investment power with respect to shares held by PVP I. Mr. Filipowski disclaims beneficial ownership of such shares. Also includes 56,250 shares of Common Stock underlying a warrant to purchase Common Stock held in the name of PVP II, which is currently exercisable. Mr. Filipowski is the President and Chief Executive Officer, a sole director, and a stockholder of the general partner of PVP II and in such capacities may be deemed the beneficial owner with respect to shares held by PVP II. Includes 337,500 shares of Common Stock underlying a warrant to purchase Common Stock held in the name of PVP II, which is currently exercisable. Mr. Filipowski disclaims beneficial ownership of such shares. Includes 88,330 shares of Common Stock underlying a warrant to purchase Common Stock which is currently exercisable. Also includes 29,000 shares underlying stock options that are currently exercisable. The address of Mr. Filipowski is c/o Platinum technology International, inc., 1815 South Meyers Road, Oak Brook Terrace, Illinois 60181.

 (6) Includes 201,667 shares of Common Stock underlying a warrant to purchase Common Stock which is currently exercisable. Also includes 33,000 shares underlying stock options that are exercisable within 60 days.

 (7) Based on a Schedule 13-G dated January 4, 1999, filed on behalf of (i) Special Situations Fund III, L.P. ("SSF III"), (ii) Special Situations Private Equity Fund, L.P. ("SSPE"), (iii) Special Situations Cayman Fund, L.P. (the "Cayman Fund"), (iv) Special Situations Technology Fund, L.P. ("SST") (SSF III, SSPE, SST and the Cayman Fund are referred to individually, as a "Fund" and, collectively, as the "Funds"), (v) MGP Advisers Limited Partnership, general partner of and investment adviser to SSF III ("MGP"), (vi) MG Advisers L.L.C., general partner of and investment adviser to SSPE ("MG"), (vii) AWM Investment Company, Inc., general partner of MGP and general partner of and investment adviser to the Cayman Fund ("AWM"), (viii) SST Advisers L.L.C., general partner of and investment adviser to SST ("SSTA") (MGP, MG, SSTA and AWM are referred to individually, as an "Adviser" and collectively, as the "Advisers"), (ix) Austin W. Marxe and (x) David Greenhouse. 416,665 shares of Common Stock are beneficially owned by Mr. Marxe and Mr. Greenhouse; of which 200,000 shares of Common Stock are owned by SSF III, 116,666 shares of Common Stock are owned by SSPE, 66,666 shares of Common Stock are owned by the Cayman Fund, and 33,333 shares of Common Stock are owned by SST. SSF III, SSPE, the Cayman Fund, SST, MGP, MG, AWM and SSTA have sole power to vote or to direct the vote and to dispose or to direct the disposition of all of the shares of Common Stock which are respectively beneficially owned by each Fund and its Adviser. Mr. Marxe and Mr. Greenhouse have shared power to vote or to direct the vote of and to dispose or to direct the disposition of the Common Stock beneficially owned by them by virtue of being executive officers and members or principal shareholders of the Advisers. The principal office and business address of the Funds (other than the Cayman
     Fund), the Advisers and Mr. Marxe and Mr. Greenhouse is 153 East 53 Street, New York, NY 10022. The principal office and business address of the Cayman Fund is c/o CIBC Bank and Trust Company (Cayman) Limited, CIBC Bank Building, P.O. Box 694, Grand Cayman, Cayman Islands, British West Indies.

 (8) Includes 302,133 shares underlying stock options that are exercisable within 60 days.

 (9) Includes an aggregate of 100,000 shares of Common Stock underlying warrants to purchase Common Stock issued to GWH & Associates, LLC, ("GWH"). In his capacity as President of GWH, Mr. Holmes may be deemed a beneficial owner of the Common Stock held by GWH.

 (10) Such 154,167 shares consist of shares underlying stock options that are exercisable within 60 days.

 (11) Includes 50,000 shares of Common Stock underlying a warrant to purchase Common Stock issued to Mr. Harnick by the Company which is currently exercisable.

 (12) Includes 33,000 shares underlying stock options that are exercisable within 60 days.

 (13) Such 20,000 shares consist of shares underlying stock options that are exercisable within 60 days.

 (14) Such 13,333 shares consist of shares underlying stock options that are exercisable within 60 days.

            ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company entered a distribution agreement, dated August 20, 1998, with Envisage Multimedia LLC pursuant to which the Company is the exclusive distributor of Envisage recorded music products in certain territories for a period of three years. For such services, the Company receives a distribution fee from Envisage currently equal to 27% of net sales. As of December 31, 1998, the Company owed Envisage a net of approximately $115,000, which is reflected in royalties payable on the Company's balance sheet. Envisage is related to three of the Company's directors or their affiliates, namely, Carl Harnick, Geoffrey Holmes and Robert Morgado.

    The Company entered into Consulting Agreements, each dated as of December 12, 1997, between with the Company and each of MAC Music LLC and Palladin Capital Group, Inc. The Company pays each consulting group an annual fee in the amount of $200,000 for its services. Each consulting group has agreed to render consulting services to the Company in connection with (i) management and strategic planning, (ii) the identification of financing, acquisition, divestiture, joint venture and licensing opportunities for the Company and (iii) other matters relating to the day-to-day business and operations of the Company, or any of its subsidiaries or affiliated companies, as the Chief Executive Officer or the Board of Directors of the Company may from time to time reasonably request. The term of each agreement is for five years.

    During June 1998, the Company issued 100,000 shares of Common Stock to each of Robert Morgado and Geoffrey Holmes, members of the Board of Directors, at a per share price of $6.75, which price equaled the closing trading price of the Common Stock as reported by the Nasdaq National Market on the date of sale. The Company received $1,350,000 in consideration during July 1998 for this sale.

    The Company engaged Platinum technology International, Inc. ("PTI") to provide consultation for the upgrade of the Company's computer systems. During fiscal 1998, we issued PTI 53,192 shares of Common Stock in consideration for $375,000 of consulting services. An additional $275,000 of consulting services were provided to the Company prior to December 31, 1998. These services will continue during 1999. Mr. Devick is a director and stockholder of PTI and Messrs. Filipowski, Cullinane and Humenansky are directors, executive officers and stockholders of PTI.

                                 PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Company's Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company's financial statements for the fiscal year ending December 31, 1999. Ernst & Young LLP has acted as auditors for the Company since 1991.

    The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board's appointment of Ernst & Young LLP. If a majority of the shares voted affirmatively or negatively at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Board of Directors will interpret this as an instruction to seek other auditors.

    It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             MISCELLANEOUS MATTERS

    SOLICITATION--The cost of this proxy solicitation will be borne by the Company. The Company has engaged its transfer agent, American Stock Transfer and Trust Company LLP, to assist in the required search for beneficial owners of the Company's Common Stock and in the distribution of proxy materials. The Company may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

    PROPOSALS OF STOCKHOLDERS--Proposals of stockholders intended to be considered at the Annual Meeting of Stockholders to be held in 2000 must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to May 17, 2000.

    ADDITIONAL INFORMATION--The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended December 31, 1998, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date. Requests for such materials should be directed to Platinum Entertainment, Inc., 2001 Butterfield Road, Suite 1400, Downers Grove, Illinois 60515, Attention: Douglas C. Laux.

                                          By order of the Board of Directors

                                                   [LOGO]

                                          Steven Devick
                                          CHAIRMAN OF THE BOARD

Downers Grove, Illinois
May 17, 1999

                          PLATINUM ENTERTAINMENT, INC.
                             2001 BUTTERFIELD ROAD
                         DOWNERS GROVE, ILLINOIS 60515

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JUNE 8, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) hereby appoints Steven Devick and Douglas
C. Laux, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Platinum Entertainment, Inc. ("Platinum") held of record by the undersigned as of April 21, 1999 which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 8, 1999, at the offices of Platinum, 2001 Butterfield Road, Suite 1400, Downers Grove, Illinois 60515 at 10:00 a.m., Chicago time, and at any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.
                         SEE REVERSE SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1
AND 2.

1. Proposal to elect three Class III and four Class I directors as described in the Company's Proxy Statement:

    FOR      WITHHELD     FOR ALL EXCEPT
    / /        / /            / /

    Class III directors to serve until the Annual Meeting of Stockholders in 2001, as provided in the By-laws of the Company.

          Steven Devick, Craig J. Duchossois, and Robert J. Morgado

    Class I directors to serve until the Annual Meeting of Stockholders in 2002, as provided in the By-laws of the Company.

    Douglas C. Laux, David S. Bauman, Paul L. Humenansky, and Mark J. Schwartz

    (INSTRUCTION: To withhold authority to vote for any nominee[s], mark the "For All Except" box above and write the nominee name[s] on the line below.)

    ___________________________________________________________________________

2. Proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as the independent auditors of the Company's financial statements for the fiscal year ending December 31, 1999

    FOR      AGAINST      ABSTAIN
    / /        / /          / /


    Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /


-----------------------------------------------------------------
              Signature (title, if any)

-----------------------------------------------------------------
              Signature, if held jointly

Date: -----------------------------------------------------, 1999


This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.